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                    PHELPS DODGE CORPORATION AND SUBSIDIARIES

                                   Exhibit 12

COMPUTATION OF TOTAL DEBT TO TOTAL CAPITALIZATION
($ in millions)

                                                                       December 31,
                                                     ----------------------------------------------
                                                        2002                2001             2000
                                                     ----------           -------           -------
                                                                                 As Restated*
                                                                          -------------------------
Short-term debt ..............................       $     35.2              59.3             518.2

Current portion of long-term debt ............            127.0             274.0             206.5

Long-term debt ...............................          1,948.4           2,538.3           1,963.0
                                                     ----------           -------           -------

   Total debt ................................          2,110.6           2,871.6           2,687.7

Minority interests in subsidiaries ...........             65.3              61.3              92.9

Common shareholders' equity ..................          2,813.6           2,730.1           3,184.4
                                                     ----------           -------           -------

   Total capitalization ......................       $  4,989.5           5,663.0           5,965.0
                                                     ==========           =======           =======

Ratio of total debt to total capitalization...             42.3%             50.7%             45.1%
                                                     ==========           =======           =======

* Refer to Note 22, Restatement to Consolidated Financial Statements, to the Consolidated Financial Statements of this Form 10-K.